                                                             EXHIBIT NUMBER 99.1
                                                             -------------------

     [INTERTRUST LOGO]

                 INTERTRUST TECHNOLOGIES APPOINTS ROBERT WALKER
                 AND LESTER HOCHBERG TO ITS BOARD OF DIRECTORS

SANTA CLARA, Calif. (January 31, 2002) -- InterTrust Technologies Corporation (NASDAQ: ITRU), the leading inventor of Digital Rights Management (DRM) technology, today announced the appointment of Robert Walker and Lester Hochberg to its Board of Directors. Mr. Walker will replace Bruce Fredrickson who has resigned from the Board.

"We are pleased to have Bob and Lester join our board," said Victor Shear, chairman and chief executive officer of InterTrust Technologies. "Each brings unique and extensive experience which will be very valuable as InterTrust moves forward in our strategy to monetize the intellectual property and technology resulting from our pioneering work in digital rights management and secure computing. We would also like to thank Bruce for his many years of dedicated service to the company and its' shareholders."

Mr. Walker joins InterTrust with more than 25 years of experience in technology. Before his recent retirement, Walker served as executive vice president and chief financial officer of Agilent Technologies, Inc. (NYSE: A). Mr. Walker played a founding and driving role in the creation of Agilent as a public company, initially serving as their senior vice president and chief financial officer beginning in May 1999. Prior to joining Agilent, Mr. Walker was a vice president and general manager of Hewlett-Packard's Professional Services business unit. Mr. Walker began at Hewlett Packard in 1975 where he held a variety of financial positions, was named vice president in 1995, and served as chief information officer from 1995 to 1997. Mr. Walker has a BS in electrical engineering and a Masters in Business Administration from Cornell University.

Mr. Hochberg brings with him extensive financial experience, most notably in his participation in the acquisition of control of Nucorp Energy Inc. and subsequent restructuring where he became its president and a board member from 1986-1989. Prior to Nucorp, Lester was a partner of Roberts & Holland, a New York based law firm. More recently in 1993, Mr. Hochberg became founding investor and board member of Direct Language Communications, Inc., which then rebranded and eventually merged into Lionbridge Technologies, Inc. (NASDAQ: LIOX) a publicly traded globalization services company in May 2000. He currently serves as president of R&R Capital Partners, a New York based merchant banking firm. Mr. Hochberg is a graduate of Brooklyn College and Harvard Law School.


About InterTrust Technologies Corporation

Over the past twelve years, InterTrust has invented and defined key elements of Digital Rights Management and trusted computing technologies. InterTrust's pioneering role in DRM and trusted computing is underscored by 22 U.S. patents and nearly 90 additional patents pending worldwide.

For more information, visit www.intertrust.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding InterTrust's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to InterTrust as of the date hereof, and InterTrust assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the factors and risks discussed in InterTrust's reports filed from time to time with the Securities and Exchange Commission.

The statements in this release regarding InterTrust's patents are intended for purposes of illustration only, and are not meant to cover or describe all possible applications, variations, or interpretations of the patented inventions. Nothing contained in this release is intended for use in construing the scope, content, or meaning of the patent's claims, specification, or prosecution history, or of any other patent-related materials.

(C) 2002 InterTrust. DigiBox, the InterTrust logo, MetaTrust, and The MetaTrust Utility are registered trademarks of InterTrust Technologies Corporation, and TrustChip, RightsChip, InterRights Point, MetaTrust-Certified, Rights/PD and Rights/System are trademarks of InterTrust Technologies Corporation, all of which may or may not be used in certain jurisdictions. All other brand or product names are trademarks or registered trademarks of their respective companies or organizations.

                                      ###